Exhibit 10.2

Loan No. 10749

PROMISSORY NOTE

$63,115,000.00	March 21, 2019

FOR VALUE RECEIVED, PLYMOUTH CENTER POINT BUSINESS PARK LLC, a Delaware limited liability company (“Center Point”), PLYMOUTH LIBERTY BUSINESS PARK LLC, a Delaware limited liability company (“Liberty”), and PLYMOUTH SALISBURY BUSINESS PARK LLC, a Delaware limited liability company (“Salisbury”; together with Center Point and Liberty, collectively, “Borrower” and each individually, an “Individual Borrower”), promises to pay to the order of ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, a Minnesota corporation (together with any subsequent holder of this Promissory Note, and their respective successors and assigns, “Lender”) at such address as Lender may from time to time designate in writing, the principal sum of SIXTY-THREE MILLION ONE HUNDRED FIFTEEN THOUSAND AND 00/100 DOLLARS ($63,115,000.00) together with interest thereon and all other sums due and/or payable under any Loan Document; such principal and other sums to be calculated and payable as provided in this Promissory Note (this “Note”). This Note is being executed and delivered in connection with, and is entitled to the rights and benefits of, that certain Loan Agreement of even date herewith between Borrower and Lender (as amended, modified and supplemented and in effect from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

Borrower agrees to pay the principal sum of this Note together with interest thereon and all other sums due and/or payable under any Loan Document in accordance with the following terms and conditions:

1.                  Interest Rate. Interest shall accrue on the Principal Indebtedness at a rate of four and seven hundredths percent (4.07%) per annum (the “Interest Rate”) commencing on the date of this Note. Interest shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months, except that interest for any partial Interest Accrual Period (as defined below) shall be calculated and applied on the basis of a 360-day year and the actual number of days in such partial Interest Accrual Period (as hereinafter defined).

2.                  Payments. Borrower shall make the following payments to Lender:

(a)                On the date hereof (unless the date hereof is the same calendar day as a Payment Date), a payment of interest only for the first Interest Accrual Period.

(b)               On May 10, 2019 and on the tenth (10th) calendar day of each calendar month thereafter (each, a “Payment Date”) through and including the Payment Date occurring in April 2022, Borrower shall pay to Lender (or cause to be paid) a monthly payment of interest only in the amount of $214,065.04 based on the Interest Rate and the outstanding Principal Indebtedness. On the Payment Date occurring in May 2022, and on each subsequent Payment Date thereafter during the term of the Loan, Borrower shall pay to Lender (or cause to be paid) a monthly payment in the amount of $303,873.28 which amount is based on the Interest Rate and a 360-month amortization schedule.

Following a Partial Release in accordance with Article 14 of the Loan Agreement, Lender shall recalculate the required monthly payments based on the reduced Principal Indebtedness and then remaining amortization schedule.

(c)                The entire outstanding Indebtedness shall be due and payable on the Payment Date occurring in April 10, 2026 (the “Maturity Date”), or such earlier date resulting from acceleration of the Indebtedness by Lender.

“Interest Accrual Period” means, initially, the period commencing on the Closing Date and continuing to and including April 9, 2019, and thereafter each period running from and including the tenth (10th) day of a calendar month to and including the ninth (9th) calendar day of the next following month.

For purposes of making payments hereunder, but not for purposes of calculating Interest Accrual Periods, if the Payment Date of a given month shall not be a Business Day, then the Payment Date for such month shall be the preceding Business Day.

3.                  Event of Default; Default Interest; Late Charge. Upon the occurrence of an Event of Default, the Indebtedness shall (a) become due and payable as provided in Article 8 of the Loan Agreement, and (b) bear interest at a per annum interest rate (the “Default Rate”) equal to the lesser of (i) the Maximum Amount (as defined in Section 8), and (ii) the Interest Rate plus five percent (5%). If Borrower fails to pay any sums due under the Loan Documents on the date when the same is due (excluding the amounts due on the Maturity Date), Borrower shall pay (or cause to be paid to Lender upon demand a late charge on such sum (a “Late Charge”) in an amount equal to the lesser of (i) five percent (5%) of such unpaid amount, and (ii) the maximum late charge permitted to be charged under the laws of the State where the Property is located. Borrower will also pay to Lender, in addition to the amount due and any Late Charges, all out-of-pocket costs of collecting, securing, or attempting to collect or secure this Note or any other Loan Document, including, without limitation, court costs and reasonable attorneys’ fees (including attorneys’ fees on any appeal by either Borrower or Lender and in any bankruptcy proceedings). For the avoidance of doubt, a Late Charge shall not be applied if Borrower fails to pay the outstanding Indebtedness on the Maturity Date.

4.                  Prepayment.

(a)                This Note may be prepaid in full at any time upon not less than ten (10) days prior written notice, subject to a “Yield Maintenance Premium” that may be substantial. Such premium represents consideration to Lender for loss of yield and reinvestment cost. The “Yield Maintenance Premium” shall be determined by Lender and shall be an amount equal to the greater of (i) one percent (1%) of the amount of the Principal Indebtedness being prepaid and (ii) the difference between (A) the present value at the time of prepayment of the remaining scheduled monthly payments plus the present value at the time of prepayment of the final installment of principal and interest due on the Maturity Date, both discounted on a monthly basis at the Index Rate (as defined below), and (B) the unpaid principal balance of this Note at the time of prepayment, but not less than zero.  The “Index Rate” is defined as the current yield at the time of prepayment of the Treasury Constant Maturity (the “TCM”) referenced in the daily Federal Reserve Statistical Release H 15 (519) for the date which is five (5) Business Days immediately preceding the date of prepayment of the Loan, with a remaining term to maturity most closely corresponding to the remaining average life of the Loan, as appropriately interpolated by Lender. If the TCM ceases to be published during the term of the Loan, the Index Rate shall be the average of the yield, for the five (5) Business Days immediately preceding the date of prepayment of the Loan, of a non-callable US Treasury Note or Bond having a remaining term to maturity and coupon rate most closely corresponding to the remaining average life of the Loan and the Interest Rate, respectively.

(b)               If Lender exercises its right to accelerate the Maturity Date following an Event of Default by Borrower, tender of payment of the amount necessary to satisfy the entire outstanding indebtedness made thereafter at any time prior to the completion of transfer of ownership of the Property to Lender pursuant to a foreclosure sale or deed-in-lieu of foreclosure or similar transaction, either by Borrower, its successors or assigns, or by anyone on behalf of Borrower, shall be deemed to be a voluntary prepayment herein and such prepayment, to the extent permitted by law, shall include the Yield Maintenance Premium.

(c)                No Yield Maintenance Premium will be payable if prepayment is scheduled to be and is received during the last one hundred twenty (120) days prior to the Maturity Date. Additionally, if no Event of Default then exists and the Loan is prepaid in connection with a Casualty or Taking in accordance with the provisions of Section 7.6(e) of the Loan Agreement, then no Yield Maintenance Premium shall be due with respect to such prepayment.

(d)               This Note may be prepaid in part in accordance with the provisions of Section 14.1 of the Loan Agreement, subject to a “Yield Maintenance Premium”, which, for the avoidance of doubt, shall be based on the amount of Principal Indebtedness that is prepaid in accordance with such Partial Release.

(e)                Borrower agrees that the Yield Maintenance Premium does not constitute a penalty. Borrower also agrees that the Yield Maintenance Premium constitutes a negotiated alternative performance of Borrower’s obligations under this Note. Borrower further agrees that the Yield Maintenance Premium is a reasonable estimate, agreed to between Borrower and Lender, of a fair compensation for the loss that may be sustained by Lender due to the unscheduled prepayment of the Principal Indebtedness prior to the Maturity Date. The Yield Maintenance Premium shall be paid without prejudice to the right of Lender to collect any of the amounts owing under this Note or any other Loan Document or otherwise to enforce any of its rights or remedies arising out of an Event of Default.

5.                  Method and Place of Payments; Application of Payments; Borrower Obligations Absolute.

(a)                Except as otherwise specifically provided herein, all payments under this Note and the other Loan Documents shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an address specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

(b)               All proceeds of payment, including any payment or recovery on the Property, shall be applied first, to any amounts (other than principal) hereafter advanced by Lender under any Loan Document; second, to any Late Charge or Default Rate interest payable to Lender; third, to fund any required Reserve Accounts; fourth, to the payment of accrued interest and last to the reduction of the outstanding Principal Indebtedness; provided, however, that if an Event of Default exists, any such proceeds of payment shall be applied to the Indebtedness in such order and in such manner as Lender shall elect in Lender’s discretion.

(c)                Except as specifically set forth in any Loan Document, all sums payable by Borrower under any Loan Document shall be paid without notice, demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

6.                  Security. The obligations of Borrower under this Note are secured by, among other things, the Mortgage and Liens of the other Loan Documents granted in favor of Lender by Borrower and/or encumbering or affecting the Property.

7.                  Waivers. To the extent permitted under applicable law, with respect to the amounts due pursuant to this Note or any other Loan Document, Borrower waives the following: (a) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof; (b) demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, suit against any party, diligence in collection of this Note and in the handling of securities at any time existing in connection herewith, and all other requirements necessary to enforce this Note except for notices required by Governmental Authorities and notices required by the Loan Agreement and/or any of the other Loan Documents; and (c) any further receipt by Lender or acknowledgment by Lender of any collateral now or hereafter deposited as security for the Loan.

8.                  Usury Savings Clause. This Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Indebtedness at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate of interest designated by applicable laws relating to payment of interest and usury (the “Maximum Amount”). If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Indebtedness at a rate in excess of the Maximum Amount, the Interest Rate shall be deemed to be immediately reduced to the Maximum Amount and all previous payments in excess of the Maximum Amount shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Amount from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

9.                  Modifications; Remedies Cumulative; Setoffs. Lender shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Lender and Borrower. All rights and remedies of Lender under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein as of the date hereof, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

10.              Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

11.              Release. Lender may, at its option, release any Property given to secure the Indebtedness, and no such release shall impair the obligations of Borrower to Lender.

12.              Governing Law; Venue. This Note and each of the other Loan Documents shall be governed in accordance with the terms and provisions of Section 12.3 of the Loan Agreement.

13.              Intentionally Omitted.

14.              Waiver of Jury Trial. BORROWER AND LENDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. EACH OF BORROWER AND LENDER AGREES THAT THE OTHER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

15.              Sales and Assignments. Lender may assign, sell, securitize, participate, pledge and/or otherwise transfer all or any portion of Lender’s right, title and interest in, to and under this Note and/or the other Loan Documents in one or more transactions as set forth in the Loan Agreement.

16.              Due on Sale; Due on Encumbrance. Borrower understands that in making the Loan, Lender is relying to a material extent upon the business expertise and/or net worth of Borrower and, if Borrower is also an entity, its partners, members, officers or principals and upon the continuing interest which Borrower or its partners, members, officers or principals will have in the Property and in Borrower, respectively, and that a violation of Section 6.1 of the Loan Agreement will significantly and materially alter and reduce Lender’s security for this Note. Accordingly, in the event that a violation of Section 6.1 of the Loan Agreement occurs, then the same shall be deemed to increase the risk of Lender and Lender may then, or at any time thereafter, declare the entire Indebtedness immediately due and payable.

17.              Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or its Affiliates, principals or shareholders, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents, the Insurance Proceeds, the Condemnation Proceeds or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, the Rents, the Insurance Proceeds, the Condemnation Proceeds and any other collateral given to Lender, and Lender agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section 17 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Mortgage; (f) prohibit Lender from seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower by money judgment or otherwise, to the extent of any Losses incurred by Lender arising out of or in connection with the following (each, a “Recourse Liability” and collectively, the “Recourse Liabilities”):

(i)                 any fraud or misrepresentation by Borrower, Guarantor or any of their respective Affiliates in connection with the Loan;

(ii)               the misappropriation, conversion or other application in violation of the Loan Documents by Borrower, Guarantor, or any Affiliate of either of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Condemnation Proceeds received in connection with any Taking or (C) any Rents, lease termination fees or security deposits;

(iii)             the failure of Borrower to apply all revenues from the Property to the Loan or to the normal operating expenses of the Property prior to making distributions to its direct or indirect owners;

(iv)             the failure of Borrower to deliver to Lender, at its request following a foreclosure or deed in lieu of foreclosure, tenant security deposits (except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases) and any tangible personal property, including records and files relating to the operation of the Property in Borrower’s possession or which are otherwise reasonably available to Borrower;

(v)               to the extent net cash flow from the Property is sufficient, the failure of Borrower to pay when due any insurance deductible, insurance premiums or other operating expenses relating to the maintenance or operation of the Property which accrued prior to Lender’s acquisition of the Property by foreclosure or deed in lieu of foreclosure;

(vi)             any act of intentional waste of the Property or any portion thereof, or, during the continuance of any Event of Default, the removal or disposal of any portion of the Property (unless replaced with property of comparable quality);

(vii)           the failure of Borrower to maintain its status as a Single Purpose Entity;

(viii)         the failure of Borrower to pay when due any Impositions to the extent net cash flow from the Property is sufficient and provided that Lender makes any applicable escrowed funds available to pay same or to maintain the insurance coverage required under the Loan Documents to the extent that such insurance coverage is available and provided that Borrower has given Lender thirty (30) days prior written notice of Borrower’s inability to obtain insurance coverage in accordance with the Loan Agreement;

(ix)             any defense or judicial intervention by Borrower, Guarantor or their respective Affiliates which is asserted in bad faith (as determined by a final, non-appealable order of a court of competent jurisdiction) that delays, impedes, obstructs, hinders, enjoins or otherwise materially interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided in the Loan Documents;

(x)               any and all reasonable third party costs, sale fees, real estate taxes or other transfer taxes incurred in connection with any foreclosure or conveyance in lieu thereof;

(xi)             the breach of any representation, warranty, covenant or indemnification provision in any Loan Document concerning Environmental Laws or Hazardous Substances, and any indemnification of Lender with respect thereto contained in any Loan Document; and

(xii)           arising from or relating to (A) the superseding of a nonconforming use at any portion of the Property by a conforming use, as a result of which the Property is required to comply with then-current zoning laws, rules and/or regulations (including without limitation, parking) and/or (B) a Casualty pursuant to which Restoration of the Improvements is required to comply with then-current zoning laws, rules and/or regulations (including, without limitation, parking requirements), provided that Lender has complied with the provisions of Section 7.6 of the Loan Agreement regarding the disbursement of Net Restoration Proceeds.

Notwithstanding anything to the contrary in this Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Indebtedness shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Full Recourse Event”): (1) Borrower files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (2) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower (other than by Lender) where Borrower or any of its Affiliates have colluded, consented to or acquiesced to such filing, (3) any material, uncured failure of Borrower to maintain its status as a Single Purpose Entity is a material factor in the substantive consolidation of Borrower with any other Person or (4) a material default occurs under Article 6 of the Loan Agreement. For purposes hereof, any default under Article 6 of the Loan Agreement shall be deemed to be material if (i) such Transfer results a change of Control of Borrower, (ii) such Transfer results in more than forty-nine percent (49%) of the total direct or indirect Equity Interests in Borrower being owned by Persons that did not own such Equity Interests as of the Closing Date or (iii) such Transfer is a Transfer of the fee interest in the Property.

18.              Joint and Several. Each Person constituting Borrower hereunder shall have joint and several liability for the obligations and liabilities of Borrower hereunder.

[Signatures on the following page]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be properly executed as of the date first above written and has authorized this Promissory Note to be dated as of the day and year first above written.

BORROWER:

PLYMOUTH CENTER POINT BUSINESS PARK LLC,
a Delaware limited liability company

By:	Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

	By:	Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

[Signature page to Promissory Note]

PLYMOUTH LIBERTY BUSINESS PARK LLC,
a Delaware limited liability company

By:	Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

	By:	Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

[Signature page to Promissory Note]

PLYMOUTH SALISBURY BUSINESS PARK LLC,
a Delaware limited liability company

By:	Plymouth Industrial OP, LP, a Delaware limited partnership, its Sole Member

	By:	Plymouth Industrial REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

[Signature page to Promissory Note]